Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
BRIGHAM EXPLORATION ANNOUNCES 2,021 BOEPD THREE FORKS WELL AND PROVIDES WILLISTON BASIN UPDATE
Austin, TX — July 14, 2009 — Brigham Exploration Company (NASDAQ: BEXP) announced that the Strobeck 27-34 #1H produced approximately 2,021 barrels of oil equivalent per day from the Three Forks formation during its early 24 hour flow back period. Brigham also provided an update on its operated and non-operated drilling activity in the Williston Basin.
Ross Area, Mountrail County, North Dakota
Strobeck 27-34 #1H Three Forks Completion — Brigham announced that the Strobeck 27-34 was successfully fractured stimulated and produced approximately 1,788 barrels of oil and 1.4 MMcf of natural gas, or 2,021 barrels of oil equivalent, from the Three Forks formation during its early 24 hour flow back period. The long lateral Strobeck 27-34 was completed with 20 fracture stimulation stages, 18 of which were effectively stimulated. The Strobeck 27-34 appears to represent the second highest initial rate for a Three Forks completion in the Williston Basin behind only the XTO Boucher 41X-21, which produced a reported 2,571 barrels of oil equivalent during its initial 24 hour flow back period. Brigham maintains an approximate 77% working interest and 63% net revenue interest in the Strobeck 27-34.
Anderson 28-33 #1H Bakken Completion — Brigham recently drilled the lateral of its Anderson 28-33 to a total depth of 19,900 feet, and successfully ran 24 swell packers to bottom in the two section long lateral. Brigham expects to commence the fracture stimulation of 24 stages in the Bakken formation in early August. The Anderson is also located in the Ross Area and is approximately 1 mile west of the Strobeck, and roughly one mile southwest of Brigham’s Carkuff 22 #1H Bakken producer. Brigham’s Carkuff 22 #1H commenced production at approximately 1,110 barrels of oil per day after the stimulation of 12 frac intervals in a single section short lateral. Brigham maintains an approximate 66% working interest and 55% net revenue interest in the Anderson 28-33.
The Strobeck 27-34 #1H and Anderson 28-33 #1H are located in Brigham’s Ross Area where the company controls approximately 35,200 net acres. Assuming two Bakken and two Three Forks wells per 1280 acre drilling unit, Brigham could potentially develop 110 net wells over its Ross Area acreage.
Rough Rider Area, Williams and McKenzie Counties, North Dakota
Figaro 29-32 #1H Bakken Completion — Brigham will fracture stimulate the Figaro 29-32 from the Bakken formation later this month. It’s anticipated that the long lateral well will be completed with approximately 20 fracture stimulation stages. The Figaro 29-32 is located in McKenzie County, North Dakota approximately 5 miles to the northeast of the Mracheck 15-22 #1H. The Mracheck 15-22 #1H was a short lateral Bakken well completed with 7 fracture stimulation stages and produced at an early 24 hour rate of approximately 727 barrels of equivalent per day. Brigham maintains an approximate 95% working interest and 75% net revenue interest in the Figaro 29-32.

Olson 10-15 #1H Offset — Brigham has commenced drilling operations on the Brad Olson 9-16 #1H and will drill the long lateral to a total depth of approximately 20,000 feet. The Brad Olson 9-16 #1H is planned to be completed with 24 fracture stimulation stages in the Bakken formation. The well is located in Williams County, North Dakota and is approximately one-half mile to the west of Brigham’s successful Olson 10-15 #1H. The Olson 10-15 #1H was also a long lateral and produced at an early 24 hour rate of approximately 1,433 barrels of oil equivalent per day after the stimulation of 20 frac stages. Brigham anticipates maintaining an approximate 94% working interest and 74% net revenue interest in the Brad Olson 9-16 #1H.
The Figaro 29-32 #1H and Brad Olson 9-16 #1H are located in Brigham’s Rough Rider Area where the company currently controls approximately 100,345 net acres. Assuming two Bakken wells per 1280 acre drilling unit, Brigham could potentially develop up to 157 net Bakken wells in its Rough Rider area. With additional success in the Three Forks and also assuming two wells per 1280 acre drilling unit, a total of up to 314 net wells could be drilled in the Rough Rider area for full development of both objectives.
Non-Operated Williston Basin Activity
The following table summarizes Brigham’s non-operated activity (all wells target the Bakken formation unless otherwise noted):

OPERATOR	WELL NAME	COUNTY	LOCATION	~ WI	STATUS
EOG Resources	Austin 11-1H	Mountrail	154-90-01	0.78%	Fracing
EOG Resources	Austin 23-32H	Mountrail	154-90-32	0.70%	Waiting on Completion
EOG Resources	Austin 3-4H	Mountrail	154-90-4	3.12%	Producing - IP 1,866 Boepd
EOG Resources	Burke 14-17H	Mountrail	155-90-17	3.13%	Producing - IP 1,062 Boepd
EOG Resources	Burke 17-23H	Mountrail	155-90-23	7.73%	Fracing
EOG Resources	Burke 21-30H	Mountrail	155-90-30	4.75%	Producing - IP 363 Boepd
EOG Resources	Burke 5-5H	Mountrail	155-90-05	1.17%	Producing - IP 639 Boepd
EOG Resources	Parshall 15-31H	Mountrail	152-90-31	3.42%	Drilling
EOG Resources	Pederson 1-33H	Mountrail	153-90-33	0.39%	Producing - IP 1,686 Boepd
EOG Resources	Wayzetta 15-05H	Mountrail	153-90-05	3.12%	Producing - IP 1,265 Boepd
Fidelity Exploration	Fladeland 44-31H	Mountrail	154-92-14	6.29%	Fracing
Fidelity Exploration	Moen 23-14H	Mountrail	###-##-####	6.25%	Producing - IP 432 Bopd
Hess	EN-Hermanson	Mountrail	154-93-2	1.17%	Producing - IP 247 Boepd
Hess	RS State H	Mountrail	157-90-16	0.26%	Waiting on Completion
Murex Petroleum	Clifford Gene #1-12H	Mountrail	###-##-####	2.05%	Producing - IP 1,350 Bopd
Slawson	Mamba #1-20H	Mountrail	152-91-20	2.54%	Producing - IP 506 Boepd
Whiting	Carkuff #11-12H	Mountrail	154-92-11	3.15%	Drilling
Whiting	TTT Ranch #11-6H	Mountrail	153-91-6	4.96%	Producing - IP 3,102 Boepd
Windsor Energy Group	Weflen 1-4H	Mountrail	153-90-04	10.93%	Waiting on Completion
XTO	Moe State 31X-36	Mountrail	155-95-36	0.39%	Producing - IP 401 Bopd
	(Three Forks)
Bud Brigham, the Chairman, President and CEO, stated, “We’re extremely excited about the Strobeck 27-34. The well’s strong performance further validates the well by well improvement we are generating by increasing the number of fracture stimulation stages. The Strobeck 27-34 results also confirms the core taken from our Anderson 28-33, which indicated that both the upper Three Forks and middle Bakken formations were heavily saturated with oil. Also in the Ross Area, we’re looking forward to the results of our Anderson 28-33 completion, which we believe will be the first well completed in the basin with 24 attempted frac stages. Given the strong production generated by our short lateral 12 frac stage Carkuff 22 #1H in the same area, we have high expectations for this well. The approximate 110 net Three Forks and Bakken wells that we could drill to develop the Ross Area, which is only a relatively small portion of our approximate 290,000 net acres in the Williston Basin, represent a significant potential net asset value creation opportunity for our shareholders.”

Bud Brigham continued, “These results further illustrate that our company is at the forefront of technological development in the core of the Williston Basin Bakken and Three Forks plays. We continue to experience improved production and economic performance with our operational advancements, particularly as we’ve increased the number of fracture stimulation stages. Other companies are following our lead, and we therefore expect initial production rates and estimated ultimate recoveries to continue to improve.”
Bud Brigham concluded, “Importantly, we also continue to see reductions in drilling and completion costs, which will further enhance the economics of the Williston Basin. We completed our Strobeck 27-34 with 20 frac stages at a cost of approximately $3.9 million, down approximately 33% from that of our AFE’s late in 2008. We currently estimate the cost to drill and complete our Brad Olson 9-16 #1H, long lateral well with 24 fracture stimulation stages, at $6.25 million, down roughly 34% relative to last year’s AFE’s. The reduced costs, combined with moderated differentials, bode well for the long-term economics of the basin.”
About Brigham Exploration
Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore for and develop onshore domestic oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.
Forward-Looking Statement Disclosure
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements include our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward- looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager
(512) 427-3300